SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2010

RAFAELLA APPAREL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138342	20-2745750
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)

1411 Broadway

New York, New York 10018

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 403-0300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On March 5, 2010, Rafaella Apparel Group, Inc. (the “Company”) issued a press release announcing the issuance of a supplement to clarify certain terms of the Company’s debt tender offer, which commenced February 22, 2010 (the “Tender Offer”), to purchase for cash up to approximately 51% of its outstanding 11-¼% Senior Secured Notes due 2011 (the “Notes”).

The material terms and conditions of the Tender Offer remain unchanged, and the Tender Offer will still expire at 11:59 p.m., New York City time, on March 19, 2010, as initially announced, unless subsequently extended or earlier terminated.  The sole purpose of the supplement is to clarify certain disclosure with respect to the purchase price for, and the Company’s obligation to purchase, the Notes.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)                       The following are filed as Exhibits to this Current Report on Form 8-K:

99.1                                       Press Release issued by Rafaella Apparel Group, Inc. on March 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

Rafaella Apparel Group, Inc.

By:	/s/ Lance D. Arneson
Lance D. Arneson
Chief Financial Officer

Dated: March 10, 2010